CONSENT OF INDEPENDENT ACCOUNTANTS
                    ----------------------------------

We hereby consent to the inclusion of our Independent Auditors' Report dated January 14, 2003 on the financial statements of Alberta Star Mining Corp. as at November 30, 2002 in the Company's Annual Report on Form 20F when such financial statements are read in conjunction with the financial statements referred to in our Report.


                                     /s/ James Stafford, Chartered Accountants
Vancouver, Canada
                                         James Stafford, Chartered Accountants
April 7, 2003